                                                                 Exhibit (a)(ii)

                              SEASONS SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES

      The undersigned, being the Secretary of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections
6.10 of the Declaration of Trust, dated October 11, 1995 (hereinafter, referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Board of Trustees of the Trust, at a special meeting duly called and held on February 25, 1997, the Declaration of Trust is amended as follows:

      (1) That six series of the Trust's unissued shares of beneficial interest, $.01 par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                        Multi-Managed Growth Portfolio
                        Multi-Managed Moderate Growth Portfolio
                        Multi-Managed Income/Equity Portfolio
                        Multi-Managed Income Portfolio
                        Asset Allocation: Diversified Growth Portfolio Stock Portfolio

      The Multi-Managed Growth Portfolio, Multi-Managed Moderate Growth Portfolio, Multi-Managed Income/Equity Portfolio, Multi-Managed Income Portfolio, Asset Allocation: Diversified Growth Portfolio, and the Stock Portfolio are hereinafter referred to individually as a "Fund" and collectively as the "Funds."

      (2) That the shares of beneficial interest of each particular Fund shall represent identical interests in the Trust and have identical voting, dividend, liquidation and rights, as set forth in the Declaration of Trust.

      The actions contained herein shall be effective as of February 25, 1997.

                                                  By: /s/ Susan L. Harris
                                                      --------------------------
                                                      Susan L. Harris, Secretary
                                                      Seasons Series Trust

                                 ACKNOWLEDGEMENT

STATE OF CALIFORNIA                 )
                                    )  ss:                     February 25, 1997
COUNTY OF LOS ANGELES               )

      Then personally appeared before me the above named Susan L. Harris and acknowledged the foregoing instrument to be her free act and deed.

[SEAL]                                                     /s/ Virginia N. Puzon
                                                           ---------------------
                                                           Notary Public

                                       2